Exhibit 10.8

Unprotected Lease Agreement for an Industrial Building

That was written and signed in Petach Tikva on the __ of the month of October 2014

By and between

Shir Chen Paper Ltd. co. no. 513648469

By its manager Miki Vikart

26 Moshe Tabori St. Petach Tikva (hereinafter the “Landlord”)

Of the first part

And

L. and S. Light and Strong Ltd. co. no. 514030741

By its managers Gal Erez identity certificate no. 57989479 and Uri Orbach identity certificate no. 029744588 (hereinafter: the “Tenant”)

Of the second part

Whereas	the Landlord is the owner of an industrial building at 38 Ha-adom St. at the Kanot Intersection [Beer Tuvia] that is known as block 4990 half of parcel 38, that is built from two floors that includes an internal division and attachments and courtyards and parking spaces (hereinafter the “Leased Property”);

And whereas	the Tenant confirms that he is aware that the Leased Property has no form 4 and in this matter the arrangements that were determined in the agreement hereafter shall apply;

And whereas	the Leased Property was held by the 11th of November 2010 by CMM and/or the special manager on its behalf, all in accordance with the circumstances, when S.D.S (Star Defense Systems) Ltd. co. no. 520037318 purchased the activities of CMM including the chattels in the Leased Property;

And whereas	an unprotected lease agreement was signed on the 18th of November 2010 for an industrial building between the Landlord and S.D.S. (Star Defense Systems) (hereinafter: the “Original Lease Agreement”) and appendix of the 9th of June 2013 of the original lease agreement the copies of which are attached as appendixes A and B;

And whereas	on the 26th of March 2014 an assignment rights was signed between S.D.S and the Tenant which is attached hereto as appendix C, according to which and at the consent of the Landlord S.D.S. assigned to the Tenant its rights and obligations by virtue of the original lease agreement and/or the appendix of the original lease agreement, appendixes A and B of this agreement (hereinafter: the “Agreement”);

And whereas	the parties have decided to draft an amended lease agreement for the period set forth in this agreement, when the Tenant’s undertakings to restore the condition of the Leased Property to its prior state as set forth in the original lease agreement on the date of the termination of the original lease agreement which was agreed on as the 11th if October 2014 was fulfilled by realizing the prior bank guarantee;

And whereas	the Landlord is not leasing the upper roof of the Leased Property but it intends to install solar installations on it that are permitted according to law, and the Tenant agrees to this and confirms that were it not for this the Leased Property would not have been leased to him, when the Tenant has the possibility of entering the service roof below it;

And whereas	the Tenant declares that he is aware that the provisions of the Tenancy Protection Law (Consolidated Version), 5732- 1972 shall not apply to the lease of the Leased Property and he also declares that he has not paid and shall not pay key money or other consideration for the lease of the Leased Property according to this agreement (except for rent paid according to it) and he did not pay, and was not required to pay, any sum on account of investments of building the Leased Property and that he is aware, and he agrees that his status in the Leased Property is not a status of a protected resident, and that the provisions of the Tenancy Protection Law shall not apply to the lease according to this agreement, or any other statute the purpose of which is to protect the Tenant. For the sake of avoiding doubt, but without derogating from the validity of the aforesaid in this section, the Tenant declares that the work performed by him and/or according to his provisions for adjusting the Leased Property to his purposes (if and insofar as these shall be performed subject to the provisions of this agreement) do not constitute key money;

And whereas	the Tenant wishes to lease from the Landlord, and the Landlord agrees to lease from the Landlord the Leased Property and this is for managing a plant to develop and manufacture various products from composite materials for the aviation field and high tech field, all for the period, the rent and subject to the terms and provisions set forth hereafter in this agreement;

Therefore it was stipulated and agreed between the parties as follows:

Definitions

1.	In this contract:

1.1.	The term “index” means: the consumer price index that shall not be less than the index known on the 15th of September 2014.

1.2.	The terms “delay interest” means: with respect to any sum that shall not be paid at the time of its payment set forth in this contract – interest at the maximum interest rate on irregular credit that existed at Bank Hapoalim Ltd. during the period from the fixed time of for payment of this sum up to the date of its full actual payment.

The Parties Declarations and the Tenancy Protection Laws do not apply

2.

2.1.	The Landlord declares and/or undertakes as follows:

2.1.1.	He reiterates his statements in the preamble of this agreement.

2.1.2.	That the access ramp to the ground floor in the Leased Property is common with the owners of the other part of the parcel and after he shall use it, the payment of taxes for it, insofar as shall apply, shall be divided between them in equal shares.

2.1.3.	He is not familiar with any restriction of use of the Leased Property for industrial use and/or commercial use and/or knowhow abundant industry and this is without derogating from the Tenant’s sole responsibility to perform examinations as set forth in section 2.2.1 hereafter.

2.2.	The Tenant hereby declares that:

2.2.1.	He has examined and found the Leased Property to his satisfaction, its condition today, its surroundings, the conditions existing in it, the Landlord’s rights in it and all the other information that have an impact on the performance of this agreement by the Tenant, and he has found all of these matters to be suitable to his purposes for which he leases the Leased Property, and the Tenant hereby waives claims of unsuitability and any other claims that he has according to law with respect to the Leased Property and the rights granted to him in this agreement.

2.2.2.	The Landlord has clarified to him that the access ramp to the ground floor of the Leased Property is common to the owners of the other party in the parcel and after he uses it, the payment of taxes for it, insofar as shall apply shall be divided between him and the other owners, in equal shares, and this is acceptable to him.

2.2.3.	He accepts the condition of the items attached to the Leased Property: such as air conditioners, warning systems and sprinklers in their condition as they are and he shall be responsible for their condition, maintenance etc....

2.2.4.	He accepted possession of the Leased Property as mentioned above, and he shall continue to hold possession from the 12th of November 2014 by virtue of this lease agreement.

2.2.5.	He is aware that the Landlord intends to install solar devices on the roof of the Leased Property, and he agrees to this, without him having any claim and/or demand and/or lawsuit for this including for any payment and he is aware that if not for this consent of his, the Leased Property would not have been leased to him.

3.	Cancelled.

4.	Leasing the Leased Property by the Landlord to the Tenant

The Landlord hereby leases, and the Tenant hereby leases from the Landlord the Leased Property for the period, the purposes, the rent and subject to the terms and provisions set forth in this agreement.

The Lease Period

5.	The lease period according to this agreement is two years long and it begins on the 12th of November 2014 and it ends on the 11th of November 2016 (hereinafter: the “Lease Period”).

The Purpose of the Lease

6.	The Landlord is leasing the Leased Property to the Tenant for the purpose of operating a plant for the manufacture of products from composite materials and other activities in the security and aviation field and not for any other purpose and the Tenant undertakes not to make any other or additional use in the Leased Property except for such use. The Tenant is responsible at his expense to obtain the permits and/or the licenses required for managing the business as mentioned, when the Tenant declares that he shall be responsible for obtaining the permits and/or the licenses and not obtaining them shall not exempt him from this agreement and that he examined all of these matters before the agreement was signed.

Delivery of Possession

7.	Possession of the Leased Property has already been delivered to the Tenant by virtue of the original lease agreement and its appendixes however starting from the 12th of November 2014 he shall have possession by virtue of this agreement.

Rent and the Payment Mechanism

8.	In consideration for leasing the Leased Property by the Landlord to the Tenant and the other undertakings of the Landlord towards him in this agreement, the Tenant undertakes to pay to the Landlord rent linked to the index as set forth hereafter in this section:

8.1.	The monthly rent during the lease period shall be as follows:

8.1.1.	During the first year of the lease period the rent shall be the sum of 75,000 NIS per month with additional lawful VAT.

8.1.2.	In the second year of the lease period the rent shall be 75,000 NIS per month with additional linkage to the index from the 12th of September 2014 and with additional VAT.

8.2.	If the Landlord shall continue to build additional areas in the building of the Leased Property after the date of delivery of possession, at the consent of the Tenant and at his request, the Tenant shall pay rent in the sum of 27 NIS for each additional square meter linked to the index and with VAT. For example, if a gallery was built in the area of 20 square meters, the Tenant shall pay additional rent in the amount of 540 NIS per month with additional VAT, starting from the date of the finish of construction of this gallery and he shall deposit with the Landlord future checks for the rent by the same mechanism set forth in section 9 hereafter.

9.	The rent as mentioned in section 7 above shall be paid as mentioned hereafter:

9.1.	The rent shall be paid to the Landlord each month, on the 12th of the month prior to the month for which the rent is paid. The for instance, the payment for the third lease month shall be paid on the 12th of the second lease month.

9.2.	For easing collection, the Tenant shall deposit with the Landlord the checks to cover payment of the rent, as mentioned hereafter:

9.2.1.	At the time of signing this agreement, the Tenant shall deliver a series of 12 checks starting from the 12th of October 2014.

9.2.2.	The Tenant shall deliver another series of 12 checks as mentioned for the period of 12 months afterwards, three months prior to the time of payment of the last check in the prior series of checks.

9.3.	The Landlord shall furnish a legal tax invoice to the Tenant for each of the payment.

10.	Fees, Taxes, Levies and other Payments

10.1.	It is hereby declared and agreed that all the taxes, the municipal taxes, the levies, and any other obligatory payment of any type and kind that apply to the possessor of the land (including VAT for them, if applicable) and/or that apply to the Leased Property or that are paid for it during the leased period shall apply to the Tenant and shall be paid by him only.

10.2.	The Landlord shall bear all the payments that apply to the owner of the property according to law.

10.3.	The Tenant shall bear business tax for the business that shall be conducted by him in the Leased Property and any tax, levy, obligatory payment or other cost that are paid for the Tenant’s business conducted in the lease property including, however without derogating from the generality of the aforesaid, with respect to signs, advertising means or other installations that shall be installed in the Leased Property by the Tenant.

Other Undertakings of the Tenant

11.	The Tenant hereby undertakes towards the Landlord:

11.1.	Not to perform and not to allow to perform any work, additions or other changes in the Leased Property – unless he received prior written consent to do so by the Landlord. It is clarified that these are not additions that are not attached.

11.2.	If these are changes and/or additions, that the Tenant performed, that are not attached but can be removed these shall be the Tenant’s property and the Tenant undertakes to restore the condition of the Leased Property to its previous state, at the end of the lease period and no later than the end of the last lease day.

11.3.	If these are changes and/or additions that the Tenant performed which are attached, these shall be the Landlord’s property and it shall be entitled to demand the Tenant to restore the condition of the Leased Property to its prior condition, at the end of the lease period and no later than the last lease day.

11.4.	If the Landlord requested the Tenant to restore the condition of the Leased Property to its prior condition – and the Tenant did not do so at the times as mentioned above, the Landlord shall be entitled to do so at the expense of the Tenant, and the Tenant undertakes to return any sum that the Landlord paid with respect to this to the Landlord immediately at his first demand in writing when this sum is linked to the consumer price index and it bears legal interest, all without derogating from the Landlord’s rights according to this agreement or according to any law, to any remedy or other relief.

11.5.	To maintain the proper condition and intactness of the Leased Property and the property in which it is located, during the entire lease period subject to reasonable wear and tear, not to destroy or ruin the Leased Property or the property in which it is located, or any part of it, not to install or remove any plumbing or electrical equipment, sewage, drainage, water or any type and any part of it – to take all means to create the creation of blockages in the plumbing system, water and sewage the Leased Property and maintain these systems and the electricity system in the Leased Property and all the systems or other installations that are in it or maintain all the systems and installations mentioned above in good and proper condition, and especially, but without derogating from the generality of the aforesaid, to repair without any delay any defects or glitches that shall be caused during the lease period, to bear, at his expense all the costs of repairs and/or renovations that shall be required in the Leased Property and/or in its contents and/or in the installations that serve it, except for repairs arising from natural wear and tear of the Leased Property, that shall be repaired by the Landlord and at his expense. Without derogating from the aforesaid, the Landlord gives his prior consent that the Tenant shall install air and/or vacuum and/or water and/or electrical and/or external air conditioning piping on the roofs of the Leased Property.

11.6.	To use the Leased Property cautiously and in a proper professional manner and to act in it as an owner would who cares for his property, and if damage is caused or a glitch has occurred in the Leased Property or any part of it, that the Tenant is liable to repair, including damage caused as a result of use of equipment that is in the Leased Property by the Tenant or by anyone who is in the Leased Property or in the property that has come to him with respect to any of the Tenant’s affairs, or that is caused by any of its users for any risk including as a result of a leak, fire, earthquake, flood and liability towards a third party for any reason – to repair them in a reasonable manner without any delay and to the Landlord’s satisfaction. For this purpose the Tenant shall purchase, at his expense an appropriate insurance policy to cover all the damage, as set forth in section 13 hereafter.

11.7.	To keep the Leased Property and its surroundings clean and to conduct his business in the Leased Property under clean conditions and without creating any disturbance to others, and especially, but without derogating from the generality of the aforesaid, to cause that garbage or trash coming from the Leased Property or the business conducted in it shall be collected to the trash bins intended for this or shall be removed to an appropriate place outside of the area of the Landlord’s property, all in a manner that fits the requirements of the authorized authorities, and to cause that no tools, equipment, boxes, packaging, containers, goods, merchandise or objects belonging to the Tenant or that were brought for the purpose of his business in the Leased Property shall be accumulated outside the Leased Property, and that bringing merchandise, goods or objects to the Leased Property or removing them, or removing the receptacles in which they were brought from the Leased Property, shall be performed only in places or through the places intended for this and in a manner that shall not cause a disturbance or nuisance to others.

11.8.	To use the Leased Property and to conduct his business in it in a manner that shall not cause any damage or disturbance to others.

11.9.	To fulfill the provisions of the law, statutes, bylaws, regulations orders, urban zoning plans and any other provisions of the authorized authorities that with respect to the Leased Property and the business conducted in it and/or use of the Leased Property and/or work that shall be conducted in it and to obtain all the licenses required according to any law, or by its virtue, including business licenses, with respect to use of the Leased Property for the purposes of the lease and to renew on time any such licenses. It is clarified that not obtaining the permits and/or licenses cannot exempt the Tenant from this lease agreement.

11.10.	Not to give and not to transfer and not to lease the Leased Property to others or any part of it, and not to allow any person or other body to hold or to use the Leased Property, or part of it, all whether the use or benefit are defined or not, whether for consideration or not. The Landlord gives his permission to continue the sub- lease to the current sub- Tenant.

11.11.	To pay on time as shall be required by any authority, body or corporation or the Landlord all kinds of taxes, municipal taxes, house committee fees, sign fees, business tax, fees, payments, levies, electrical costs, water, gas, telephone and the like that apply or shall apply and that are imposed or shall be imposed on the Leased Property or that apply or shall apply and that are imposed or shall be imposed with respect to the lease of the Leased Property, as mentioned in this agreement.

11.12.	To furnish to the Landlord within 30 (thirty) days after it is issued any insurance policy that was issued by virtue of the Tenant’s undertakings towards the Landlord according to this agreement and to furnish to the Landlord, according to his request from time to time, copies of receipts of payment of insurance premiums for any such policy.

12.

12.1.	The Tenant shall be responsible for any harm, loss or damage that shall be caused to any person or body (including however without derogating from the generality of the aforesaid, to the Landlord, to his employees or to his attorneys) in the Leased Property and/or as a result or with respect to use of it and/or the business conducted in it and/or as a result or with respect to an action or omission of the Tenant, his employees, customers, suppliers, employees of his customers, invitees, and anyone that is in the Leased Property or in the areas around it with respect to the business of the Tenant in the Leased Property; all if according to the law he is liable towards the injured party. The Tenant shall take all effective means to prevent any injury, loss or damage as mentioned.

12.2.	If the Landlord suffered damage, losses or expenses as a result of harm, loss or damage that the Tenant is liable for as mentioned – the Tenant shall compensate the Landlord, according to his first demand, for this damage, losses and costs including and without derogating from the generality of the aforesaid, legal costs and legal fees.

12.3.	The Tenant undertakes to maintain at his expense, for the entire lease period, valid insurance, in his favor and in the Landlord’s favor, and in favor of the Landlord, in the insurance sums that were approved by the Landlord in advance and in writing, that include structure insurance in the sum of 6,000,000 NIS (including fire and earthquakes), loss of profit and his liability for claims that the Tenant is responsible for, as mentioned in this section 13 in the value of 2,000,000 NIS. This policy shall include an explicit section regarding a waiver of the right of subrogation against the Landlord. Furthermore, the Landlord shall be included as additional insured parties in this policy, mentioning that the Landlord is not responsible for payment of any premium, and that policy shall include a “cross liability” section, according to which the insurance shall be considered as if it was taken out separately for the Landlord. The insurance company shall confirm that the policy may not be cancelled unless it was given for the Landlord. The insurance company shall confirm that the policy shall not be cancelable unless an advance written notice was given to the Landlord within 30 days of this. The policy shall be pledged in favor of the Landlord’s bank. An omission to maintain such policy shall constitute a fundamental breach of the agreement and it shall require the Tenant to stop his business activities in the Leased Property, until such policy is furnished, and this is without derogating from the Tenant’s duty to continue to pay rent.

13.	Payments

13.1.	It is hereby declared that delivery to the Landlord by the Tenant of checks or other notes shall not be considered as payment of the sum written in it and that only the full payment of any check of note as mentioned shall be considered as payment of the sum written in it.

13.2.	Any sum that is due to the Landlord from the Tenant according to this agreement that was not paid on time and no later than seven days after the time set in the agreement and in full shall bear delay interest from the date of its set payment and until its actual full payment all subject to the provisions of the law, and without derogating from the right of the Landlord according to this agreement or according to law to any other or additional remedy or relief.

13.3.	For the sake of avoiding doubt, if any of the checks were not honored and they were not paid within fifteen days after they were not honored, this shall be considered a material breach of the agreement. It is further agreed that the rent insofar as paid at a delay shall be paid with additional delay interest.

Securities

14.	In order to ensure payment of the rent and all the other sums that shall be due to the Landlord from the Tenant according to this agreement, the Tenant shall give securities to the Landlord as follows:

14.1.	Security notes and bank guarantee

14.1.1.	For ensuring the performance of all the Tenant’s undertakings, including the date of vacating the Leased Property as mentioned above, according to this agreement and any part of them, the Tenant delivers at the time of signing this agreement a promissory note for security in the sum of 420,000 NIS. The note shall be signed by the Tenant as the maker of the note, with irrevocable authority to fill out the note at the date of its payment and all the other details so that the Landlord may use the note, to collect from it at up to the limit of the damage that shall be caused to it, until he is fully satisfied in the event of the failure to fulfill any undertaking of the Tenant according to this agreement and this is without harming the Landlord’s right to any additional remedy or otherwise, that he has according to this agreement and/or according to any law.

14.1.2.	For the sake of avoiding doubt it is hereby agreed that the Landlord shall be entitled to deduct or offset from this note or to impute to it any sum that is due to him from the Tenant and/or whose payment is imposed on the Tenant in accordance with the terms of this agreement. If the security note was executed the Tenant undertakes to furnish a new promissory note as a condition to the continuation of the lease.

14.1.3.	At the time of signing this agreement, the Tenant furnishes to the Landlord an autonomous bank guarantee, to his order, in the amount of 150,000 NIS linked to the index for ensuring the performance of the Tenant’s undertakings according to this agreement, that shall be realized insofar as the Tenant shall breach his financial undertakings. Insofar as the bank guarantee was realized due to an omission of the Tenant to fulfill his undertakings as mentioned above, he undertakes to furnish an alternative bank guarantee to the guarantee that was realized and an omission to do so within 14 days after it was realized shall constitute a material breach of the agreement that entitles the Landlord to evict him from the Leased Property.

14.1.4.	None of the provisions in this section can prejudice in any form the rights of the Landlord according to law, including the right to enforce the agreement and/or demand higher compensation, if such shall exist, the aforesaid is in addition to the Landlord’s rights and it does not derogate from them.

14.2.	The Landlord hereby undertakes to return the promissory note and/or the bank guarantee to the Tenant within 30 days after the Leased Property is vacated and this is if the Tenant shall fulfill all of his undertakings according to this agreement to his satisfaction.

The Landlord’s Right to Perform Actions in lieu of the Tenant

15.	As long as the duty is imposed on the Tenant to perform work, payments, repairs, or any other action of any type and kind, and the Tenant did not perform the work, the repair or the other action until the time set forth in this in this agreement, and if not time is set – within a reasonable period, the Landlord is entitled, but not required, after a written warning of 14 days, to make the payment, perform the repair or the other action at the Tenant’s expense, insofar as the Tenant did not do so during this period, and the Tenant shall return to the Landlord this sum within 7 (seven) days after the Landlord’s demand to the Tenant, this sum shall bear delay interest.

Vacating the Leased Property at the End of the Lease Period

16.	At the end of the lease period, or respectively, at the termination of this lease agreement due to its cancellation for any reason according to law or according to the provisions of this agreement and before the end of the lease period – the Tenant shall vacate the Leased Property from any person and object.

If as a result of the removal of equipment, systems or installations that belong to the Tenant from the Leased Property damage was caused to the structure of the Leased Property or openings or holes remained in it, the Tenant shall repair this damage at his expense, he shall close the openings and fill in the holes. At the time when the Tenant must vacate the Leased Property, the Tenant shall return to the Landlord sole possession of the Leased Property when the Leased Property is in good and proper condition as he received it, subject to reasonable wear and tear and when it is painted [the aforesaid does not apply with respect to additions that the Tenant performed himself] and in the condition that fits the full fulfillment by the Tenant of all of his undertakings towards the Landlord according to this agreement [subject to the provisions in paragraph 11.4 above]. It is hereby declared in order to avoid any doubt that the Tenant shall not be entitled to sue any compensation from the Landlord on any investments that he invested in the Leased Property.

Breaches and Remedies

17.	Without derogating from the right of the Landlord according to this agreement or according to any law, to any other or additional remedies or relief, it is hereby agreed and declared that:

17.1.	In the event the Tenant shall commit a material breach of this agreement and/or if a receivership order is given against the Tenant and/or order to appoint a liquidator, the Landlord is entitled to cancel this agreement and terminate the lease according to it, by a written notice that shall be given of this to the Tenant a reasonable time in advance, in the circumstances of the matter, and after the Tenant was given a reasonable opportunity to repair the breach, and in this case, the Tenant shall vacate the Leased Property at the time set in the notice, and he shall return it to the Landlord in accordance with his undertakings in section 16 above.

17.2.	Without derogating from the Landlord’s rights to cancel the lease, and demand the vacating of the Leased Property which is given to him in sub- section 17.1 above, in any event that the Tenant shall breach or not fulfill any of the terms of the agreement or part of it or any provisions included in it, the Tenant shall be required to pay to the Landlord all of the damages and losses that he shall incur as a result of the failure to perform or such breach.

17.3.	In any event that the Tenant shall not vacate the Leased Property at the end of the lease period, or respectively, at the time this contract is cancelled for any reason before the end of the lease period, and it shall not be returned to the Landlord in accordance with his undertakings according to this agreement, the Tenant shall pay to the Landlord for each day of delay in returning the Leased Property to the Landlord, a sum in NIS that equals 6,000 NIS linked to the index and this is as liquidated damages for the Landlord’s damage according to this agreement or according to any law for any other or additional remedies or relief. The parties declare and confirm that the sum of the liquidated damages that was determined by them as mentioned above constitutes an agreed estimate of the parties of the damage that shall be caused to the Landlord as a result of the breach mentioned above.

17.4.	In addition and without derogating from the rights set forth above, in any event of a delay in vacating the Leased Property, the Tenant undertakes to refund to the Landlord all of the costs that shall be involved in filing a claim and conducting the legal proceeding including legal fees that he paid.

18.	Assignment of Rights

18.1.	The Tenant hereby undertakes not to assign or transfer, directly or indirectly, to another or to others his rights and obligations according to this agreement without the prior written consent of the Landlord. Insofar as there are assignment of rights to the Tenant’s subsidiary that holds no less than 75% in it, the Landlord shall not refrain from giving his consent unless there is a reasonable reason for this, and in any event the Tenant shall continue to be responsible for the Tenant’s obligations in addition to the obligations of the company assignee.

18.2.	The Landlord is entitled to assign and to transfer his rights and obligations according to this agreement or his rights in the Leased Property to others provided that the Tenant’s rights according to this agreement shall not be prejudiced.

Option

19.

19.1.	The Landlord hereby grants an option to the Tenant to renew the lease period, for an additional period of three years. If the Tenant wishes to exercise the option, he must deliver a written notice to the Landlord no later than six months before the end of the lease period that is about to end.

No later than three months before the new lease period began, as mentioned, the Tenant shall deposit with the Landlord to cover the rent during the relevant option period, a series of 12 postdated checks, the first of them to be paid in the month prior to the first day of the option period the exercise of which he notified, and the balance of the checks, and after it, on the 11th of each Gregorian month.

19.2.	The rent during the option period shall be as follows:

19.2.1.	In the first year 77,200 NIS with additional linkage to the index from the 12th of September 2014 all with additional lawful VAT.

19.2.2.	From the second year 77,200 NIS with additional linkage to the index from the 12th of September 2014 all with additional lawful VAT.

19.2.3.	From the third year 77,200 NIS with additional linkage to the index from the 12th of September 2014 all with additional lawful VAT.

19.3.	If the Tenant did not exercise the right of option as mentioned above, the Landlord shall be entitled to present the Leased Property during the last six months of the lease period, during the Tenant’s operating activities, and to hang a sign “For Rent” on the Leased Property.

Miscellaneous

22.	In any event that the Landlord shall wait to exercise or use his rights arising from this contract or any part of them, such failure to exercise shall not be considered as a waiver, consent, or admission on his part, and the Landlord shall be entitled to use these rights at any time he shall wish. Any waiver, extension or discount, neglect or tolerance by the Landlord with respect to any breach or failure to perform or failure to fulfill any of the provisions or terms or any condition or prohibition in this contract or any part of any such provision or condition or prohibition (except for an express absolution in writing) shall not prejudice any of the Landlord’s rights and it shall not serve as justification or protection with respect to any breach of Tenant or his failure to fulfill or failure to perform and it shall not be considered as a waiver by the Landlord of any of his rights according to this contract, including it becoming a precedent for another case.

23.	Any change in this contract shall bind the parties only if it was made in writing and signed by both parties.

24.	The titles of the sections in this agreement are for purposes of convenience only, and they are not part of the contract and they shall not be taken into account for its interpretation.

25.	The parties’ addresses for the purpose of this agreement are their addresses that appear at the beginning of this agreement subject to any change in them in respect to which a notice shall be delivered from one party to the other, and any notice that shall be sent by one party to the other according to the addresses above (subject to any such change) shall be considered as if it reached its destination 72 hours after it was sent by registered mail or upon its delivery if it was personally delivered.

And in witness whereof the parties have signed in ____________ on the 27th of the month of October 2014.

( - )	Stamp and signature of L. and S. Light and Strong Ltd.

The Landlord	The Tenant